Ex. 10.4

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SECURITY AGREEMENT

dated as of

July 15, 2026

among

THE GRANTORS IDENTIFIED HEREIN

and

HSBC BANK USA, NATIONAL ASSOCIATION,
as Agent

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DOCPROPERTY "Doc_ID" \* MERGEFORMAT 472780/113 - 201390096.4

TABLE OF CONTENTS

i

Section 6.13.	Agent Appointed Attorney-in-Fact	22
Section 6.14.	General Authority of the Agent	23
Section 6.15.	Reasonable Care	23
Section 6.16.	Delegation; Limitation	23
Section 6.17.	Reinstatement	23
Section 6.18.	Miscellaneous	23

Schedule I Pledged Equity, Pledged Debt and Commercial Tort Claims

Exhibits

Exhibit I Form of Security Agreement Supplement

Exhibit II Form of Perfection Certificate

ii

THIS SECURITY AGREEMENT dated as of July 15, 2026 (as amended, modified, restated, amended and restated and/or supplemented from time to time, this “Agreement”) made by each of the undersigned grantors (each a “Grantor” and, together with any other entity that becomes a Grantor hereunder pursuant to Section 6.12 hereof, the “Grantors”) and HSBC Bank USA, National Association, as agent for the Secured Parties (together with its successors and assigns, in such capacity, the “Agent”).

PRELIMINARY STATEMENTS

Reference is made to the Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ACME UNITED CORPORATION, a Connecticut corporation (“Borrower”), the Guarantors party thereto from time to time, HSBC Bank USA, National Association, as Agent, Swingline Lender and an Issuing Bank, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

The Lenders, the Swingline Lender and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.

The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.

The agreements of the Bank Product Providers to enter into and/or maintain one or more Lender Provided Hedging Agreements or Lender Provided Financial Service Products are conditioned upon, among other things, the execution and delivery of this Agreement.

The Grantors are affiliates of one another, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement, and are willing to execute and deliver this Agreement in order to induce the Secured Parties to extend such credit. Accordingly, the parties hereto agree as follows:

Article I

Definitions

Section 1.01. Credit Agreement. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC. The terms of Sections 1.3 and 1.6 of the Credit Agreement are incorporated by reference as if fully set forth herein and such rules of construction are incorporated herein by this reference, mutatis mutandis.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accommodation Payment” has the meaning assigned to such term in Section 5.01.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Agent” has the meaning assigned to such term in the introductory paragraph hereto.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Allocable Amount” has the meaning assigned to such term in Section 5.01.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Borrower” has the meaning assigned to such term in the preliminary statements hereto.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any Domestic Subsidiary that has no material assets other than equity interests (or equity interests and indebtedness) of one or more Foreign Subsidiaries that are CFCs or any other Domestic Subsidiary that itself is a CFC Holdco.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Commercial Tort Claim” has the meaning assigned to such term in the UCC.

“Copyrights” means all of the following, including those now owned or hereafter acquired by any Grantor: (a) all copyrights in any work protectable under the copyright laws of the United States, including Software, whether as author, assignee, claimant, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States.

“Credit Agreement” has the meaning assigned to such term in the preliminary statements hereto.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Excluded Assets” means (a) any leasehold rights in real property and any fee interest in owned real property, (b) governmental licenses or state or local franchises, charters and authorizations and any other property and assets to the extent that the Agent on behalf of the Secured Parties may not validly possess a Lien therein under Applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a Lien that would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other Applicable Law notwithstanding such prohibition, (c) any property subject to a purchase money security interest, capital lease obligations or similar arrangement permitted under the Credit

Agreement, in each case, to the extent the grant of a Lien therein would violate or invalidate the agreement governing such purchase money, capital lease or similar arrangement or would give rise to a termination right in favor of any other party thereto (other than Grantors or any of their Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC or other Applicable Laws, in each case, only to the extent that such limitation on such pledge or Lien is otherwise permitted under the Credit Agreement, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other Applicable Laws, notwithstanding such prohibition, (d)(i) “margin stock” (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System) and (ii) ownership in excess of 65% of the Equity Interests entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations) of any first-tier Foreign Subsidiary (other than any Loan Party) or of any first-tier CFC Holdco, (e) any Patents, Trademarks and Copyrights (subject to the license set forth in Section 4.03), and (f) any property or assets that the Borrower and the Administrative Agent, acting reasonably in good faith agree in writing that the cost, burden or consequences of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby; provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clause (a) through (f) (unless such proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (a) through (f)).

“Foreign Subsidiary” means any direct or indirect Subsidiary of a Grantor which is not a Domestic Subsidiary.

“Grantor” has the meaning assigned to such term in the introductory paragraph hereto.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Trade Secrets, the intellectual property rights in Software and databases and related documentation and all additions and improvements to the foregoing.

“License” means any exclusive Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (a) renewals, extensions, amendments, restatements, supplements and continuations thereof, (b) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future breach or violations thereof, and (c) rights to sue for past, present and future breach or violations thereof.

“Patents” means all of the following, including those now owned or hereafter acquired by any Grantor: (a) all patents and all applications for patent, and (b) all reissues, reexaminations, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions or designs disclosed or claimed therein, including the right to exclude others from making, using and/or selling the inventions or designs disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each of the Grantors.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means the Pledged Equity and Pledged Debt.

“Secured Obligations” has the meaning assigned to such term in the Credit Agreement.

“Secured Parties” has the meaning assigned to such term in the Credit Agreement.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Software” has the meaning assigned to such term under the UCC, and, with respect to each Grantor, shall include all software and applications, data, databases and data collection and all rights relating thereto.

“Trade Secrets” shall mean any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, source code, object code and data collections.

“Trademarks” means all of the following, including those now owned or hereafter acquired by any Grantor: all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, domain names, fictitious business names, and other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and applications filed in connection therewith, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the Lien in any Collateral or portion thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Article II

Pledge of Securities

Section 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including any Guaranty by a Grantor, each of the Grantors hereby assigns and pledges to the Agent, for the benefit of the Secured Parties, and hereby grants to the Agent, for the benefit of the Secured Parties, a continuing Lien in all of such Grantor’s right, title and interest in, to and under the following, whether now existing or hereafter from time to time acquired, in each case excluding Excluded Assets:

(i) all Equity Interests held by it that are listed on Schedule I and any other Equity Interests in Subsidiaries now owned or acquired in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include Excluded Assets;

(ii) (A) the debt securities owned by it and listed opposite the name of such Grantor on Schedule I, (B) any intercompany note, (C) any other debt securities now owned or acquired in the future by such Grantor and (D) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); provided that the Pledged Debt shall not include Excluded Assets;

(iii) all other property that may be delivered to and held by the Agent pursuant to the terms of this Section 2.01;

(iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (i), (ii) and (iii) above;

(v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above including, any claims, rights, powers, privileges, authority, options, security interests, liens and remedies (if any) under any corporate bylaws, limited liability company agreement or operating agreement, partnership agreement, or at law or otherwise; and

(vi) all proceeds of any of the foregoing

(the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”; provided that the Pledged Collateral shall not include Excluded Assets).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth, including Section 3.01(e).

Section 2.02. Delivery of the Pledged Securities.

(a) Subject to the Credit Agreement (including Section 4.1 thereof), each Grantor agrees to deliver or cause to be delivered to the Agent, for the benefit of the Secured Parties, on or prior to the Closing Date, or if acquired after the date hereof, within five (5) Business Days after receipt by such Grantor (or, in each case, such longer period as the Agent may agree in its reasonable discretion), any and all (i) Pledged Equity to the extent certificated and (ii) to the extent required to be delivered pursuant to paragraph (b) of this Section 2.02, Pledged Debt.

(b) Subject to the Credit Agreement (including Section 4.1 thereof), each Grantor will cause any (i) intercompany note and (ii) other Indebtedness for borrowed money having an aggregate principal amount in excess of $50,000 owed to such Grantor by any Person (other than a Loan Party), in each case, that is evidenced by a duly executed promissory note to be delivered to the Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Agent, any Pledged Securities shall be accompanied by stock or security powers or allonges, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed to supplement Schedule I and made a part hereof; provided that failure to supplement Schedule I shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 2.03. Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Agent, for the benefit of the Secured Parties, that:

(a) as of the date hereof, Schedule I includes all Equity Interests issued by a Subsidiary, debt securities and promissory notes in each case required to be pledged by such Grantor hereunder;

(b) the Pledged Securities issued by the Grantors or any direct or indirect wholly-owned Subsidiary have been duly and validly authorized and issued by the issuers thereof and (i) in the case of the Pledged Equity, are fully paid and nonassessable (other than Pledged Equity consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and non-assessable) and (ii) in the case of Pledged Debt, are legal, valid and binding obligations of the issuers thereof;

(c) except for the Liens granted hereunder, such Grantor (i) is, subject to any transfers made in compliance with the Credit Agreement, the legal and direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule I, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Security Documents and (B) other Liens expressly permitted pursuant to Section 6.3 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Security Documents and (B) Liens expressly permitted pursuant to Section 6.3 of the Credit Agreement, and (iv) if requested by the

Agent, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations (i) imposed or permitted by the Loan Documents or imposed by securities laws generally, (ii) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons, or (iii) described in the Perfection Certificate, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder;

(e) the execution and performance by such Grantor of this Agreement is within such Grantor’s corporate or other applicable organizational powers of such Grantor and has been duly authorized by all necessary corporate or other applicable organizational actions and, if required, actions by stockholder and other equity holders of such Grantor;

(f) no order, consent, license, authorization, validation of, filing, registration with, exemption by or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties; and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;

(g) by virtue of the execution and delivery by each Grantor of this Agreement, and delivery of the Pledged Securities to and continued possession by the Agent in the State of New York and filing of a UCC financing statement (as applicable) in appropriate form for filing in the appropriate office, the Agent for the benefit of the Secured Parties has a legal, valid and perfected Lien in such Pledged Security and all other Pledged Collateral as security for the payment and performance of the Secured Obligations to the extent such perfection is governed by the UCC, subject to no prior Lien other than Liens permitted by Section 6.3 of the Credit Agreement;

(h) the pledge effected hereby is effective to vest in the Agent, for the benefit of the Secured Parties, the rights of a Secured Party in the Pledged Collateral to the extent intended hereby; and

(i) subject to the terms of this Agreement and to the extent permitted by Applicable Law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any Lien in favor of the Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the Lien granted in favor of the Agent (including, without limitation, this Section 2.03) shall be deemed not to apply to such Excluded Assets to the extent that and for so long as such asset is and remains an Excluded Asset.

Section 2.04. Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interest is and shall continue to be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, (ii) such certificate bears a legend indicating such interest represented thereby is such a “security”, and (iii) such certificate shall be delivered to the Agent in accordance with Section 2.02. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the date hereof by such Grantor and that constitutes Pledged Equity that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such election and such interest is thereafter represented by a certificate that is promptly delivered to the Agent pursuant to Sections 2.02(a) and 2.02(c). With respect to any issuer of Pledged Equity that is not a corporation, as of the date hereof, such non-corporate issuer has included in its relevant organizational or formation documents provisions that have the effect of permitting the pledge of any equity interests issued by such non-corporate issuer by Grantor to the Agent.

Section 2.05. Registration in Nominee Name; Denominations.

(a) If an Event of Default shall have occurred and be continuing, (i) the Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Agent and each Grantor will promptly give to the Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Grantor and (ii) the Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b) The parties hereto expressly agree that, unless the Agent shall become the absolute owner of Pledged Equity consisting of any limited liability company interest or partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Agent, any other Secured Party, any Grantor and/or any other Person.

(c) The Agent and the other Secured Parties shall not be obligated to perform or discharge any obligation of any Grantors as a result of the pledge effected hereby.

Section 2.06. Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement

(which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Sections 7.1(h) and 7.1(i) of the Credit Agreement):

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof and each Grantor agrees that it shall exercise such rights for purposes consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents;

(ii) the Agent shall promptly (after at least three (3) Business Day’s prior written notice) execute and deliver (at the Borrower’s sole (but reasonable) cost and expense) to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above; and

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and Applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent and the other Secured Parties and shall be promptly (and in any event within five (5) Business Days or such longer period as the Agent may agree in its reasonable discretion) delivered to the Agent in the same form as so received (with any necessary endorsement reasonably requested by the Agent).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Agent shall have notified (or shall be deemed to have notified pursuant to Section 2.06(a)) the Grantors of the suspension of their rights under (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Agent, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within five (5) Business Days or such longer period as the Agent may agree in its reasonable discretion) delivered to the Agent after receipt of demand in the same form as so received (with any necessary endorsement reasonably requested by the Agent). Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Agent has received written notice from the Borrower of such cure or waiver, such Grantor’s right to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities shall be automatically reinstated (and Agent agrees to execute and deliver to such Grantor, such instruments as such Grantor may reasonably request for the purpose of evidencing such reinstatement) and the Agent shall promptly repay to each Grantor all dividends, interest, principal and other distributions that such Grantor would otherwise be permitted to retain that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Agent shall have notified (or shall be deemed to have notified pursuant to Section 2.06(a)) the Grantors of the suspension of their rights under (a)(iii) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Agent has received written notice from the Borrower of such cure or waiver, each Grantor’s exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above shall automatically be reinstated until such time (if any) as such rights are again suspended pursuant to this Section 2.06, and the obligations of the Agent under paragraph (a)(ii) of this Section 2.06 shall be automatically reinstated (and Agent agrees to execute and deliver to such Grantor, such instruments as such Grantor may reasonably request for the purpose of evidencing such reinstatement).

Article III

Security Interests in Personal Property

Section 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, including any Guaranty by a Grantor, each Grantor hereby assigns and pledges to the Agent, for the benefit of the Secured Parties, and hereby grants to the Agent, for the benefit of the Secured Parties, a continuing Lien (the “Security Interest”) in all of such Grantor’s right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) Money and all Accounts;

(ii) all Chattel Paper;

(iii) all DDAs and all Securities Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles (excluding Patents, Trademarks and Copyrights, but including goodwill, payment intangibles and Software);

(vii) all Goods;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all books and records pertaining to the Article 9 Collateral;

(xii) all Letters of Credit (as defined in Article 5 of the UCC) and Letter-of-Credit Rights;

(xiii) all Commercial Tort Claims, including those listed on Schedule I and on any supplement thereto received by the Agent pursuant to Section 3.03(h); and

(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a Lien in any Excluded Assets but only to the extent and for so long as such asset is and continues to be an Excluded Asset.

(b) Subject to Section 3.01(e), each Grantor hereby irrevocably authorizes the Agent, for the benefit of the Secured Parties, at any time and from time to time to file, at such Grantor’s reasonable expense, in any relevant jurisdiction any financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” whether now owned or hereafter acquired or “all personal property” whether now owned or hereafter acquired of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Agent promptly upon any reasonable request.

(c) The Security Interest is granted as security only and shall not subject the Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) [Intentionally Omitted].

(e) Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required, nor is the Agent authorized, (i) to perfect the Security Interests granted by this Agreement (including Security Interests in Investment Property) by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant State(s), (B) delivery to the Agent to be held in its possession of all Collateral consisting of Instruments and Securities as expressly required elsewhere herein or (C) other methods expressly provided herein, (ii) to take any action with respect to any assets located outside of the United States, other than the actions listed in clauses (i)(A) and (B) above or in any other of the other Security Documents related to assets located outside of the United States, or (iii) to deliver any Pledged Collateral except as expressly provided in Section 2.01 and 2.02.

Section 3.02. Representations and Warranties. Each Grantor represents and warrants, as to itself and the other Grantors, to the Agent and the Secured Parties that:

(a) Subject to Liens permitted by Section 6.3 of the Credit Agreement, each Grantor has good and valid rights in and title (except as otherwise permitted by the Loan Documents) to (or the power to transfer rights in) the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not materially interfere with its ability to conduct its business or utilize such properties for their intended purposes, and has full power and authority to grant to the Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the Closing Date. Subject to Section 3.01(e), the UCC financing statements or other appropriate filings, recordings or registrations prepared by the Agent based upon the information provided to the Agent in the Perfection Certificate for filing in the applicable filing office (or specified by notice from the Borrower to the Agent after the Closing Date in the case of filings, recordings or registrations, in each case, as required by Section 5.9 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish and preserve a legal, valid and perfected Lien in favor of the Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements.

(c) [Intentionally Omitted].

(d) The Security Interest constitutes (i) a legal and valid Lien in all the Article 9 Collateral securing the payment and performance of the Secured Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected Lien in all Article 9 Collateral in which a Lien may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC. Subject to Section 3.01(e), the Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than any Liens permitted pursuant to Section 6.3 of the Credit Agreement (except to the extent required by the terms of the Credit Agreement, to be junior to the Liens securing the Obligations).

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.3 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other Applicable Laws covering any Article 9 Collateral, or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.3 of the Credit Agreement and assignments permitted by the Credit Agreement.

(f) As of the date hereof, no Grantor has any Commercial Tort Claim with a value in excess of $50,000 other than the Commercial Tort Claims listed on Schedule I.

Section 3.03. Covenants.

(a) The Borrower agrees to notify the Agent in writing within ten (10) days prior to any change in (i) the legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor, (iii) the jurisdiction of organization of any Grantor or (iv) the organizational identification number of such Grantor, if any, but solely to the extent such organizational identification number is required to be set forth on financing statements under the applicable UCC.

(b) Subject to Section 3.01(e), each Grantor shall, at its own expense, upon the reasonable request of the Agent, use commercially reasonable efforts to defend (i) title to the Article 9 Collateral against all Persons and (ii) the Security Interest of the Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.3 of the Credit Agreement.

(c) Subject to Section 3.01(e) and any other express limitations in this Agreement, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with (i) any of the Article 9 Collateral (other than by a Loan Party) that is in excess of $50,000 or (ii) any intercompany note, in each case, shall be or become evidenced by any promissory note, other instrument or debt security, such note, instrument or debt security shall be promptly (and in any event within ten (10) calendar days of its acquisition or such longer period as the Agent may agree in its reasonable discretion) pledged and delivered to the Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Agent.

(d) At its option after the occurrence and during the continuance of an Event of Default, upon prior written notice to the Grantors, the Agent may discharge past due taxes, assessments, charges, fees, Liens or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.3 of the Credit Agreement, and may pay for the reasonable cost of the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or any other Loan Document and within a reasonable period of time after the Agent has requested that it do so (or such specific period of time as may be set forth in the Credit Agreement or other Loan Document), and each Grantor jointly and severally agrees to reimburse the Agent in accordance with Section 9.3 of the Credit Agreement for any reasonable payment made or any reasonable and documented out-of-pocket expense incurred by the Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(e) If at any time any Grantor shall take a Lien in any property of an Account Debtor or any other Person the value of which is in excess of $50,000 to secure payment and performance of an Account, such Grantor shall promptly assign such Lien to the Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the Lien against creditors of and transferees from the Account Debtor or other Person granting the Lien.

(f) Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under its contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g) [Intentionally Omitted].

(h) If the Grantors shall at any time hold or acquire Commercial Tort Claims with a value in excess of $50,000, for which this clause has not been satisfied and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall within thirty (30) calendar days (or such longer period as the Agent may agree in its reasonable discretion) after the end of the fiscal quarter in which such complaint was filed, notify the Agent thereof in a writing signed by such Grantor including a summary description of such claim (and deliver a supplement to Schedule I) and grant to the Agent, for the benefit of the Secured Parties, in such writing a Lien therein and in the proceeds thereof, all upon the terms of this Agreement.

(i) Each Grantor (rather than the Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Agent and the Secured Parties from and against any and all liability for such performance.

Article IV

Remedies

Section 4.01. Remedies Upon Default.

(a) Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations, including any Guaranty by a Grantor, under the UCC or other Applicable Law and also may (i) require each Grantor to, and each Grantor agrees that it will at its reasonable expense and upon request of the Agent, promptly assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place and time to be designated by the Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period of time in order to effectuate its rights and remedies hereunder or under Law, without obligation to such Grantor in respect of such occupation; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; (iv) subject to the mandatory requirements of Applicable Law and the notice requirements described below, sell, assign or otherwise dispose of all or any part of the Collateral securing the Secured Obligations, or direct such Grantor to sell, assign or otherwise dispose of all or any of the Collateral securing the Secured Obligations, at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem reasonably appropriate; and (v) take possession and control over the Software and all associated servers, hardware and equipment, including domain name registrations and associated URLs, and such Grantor shall provide to the Agent all access codes, transfer codes and verification codes and access to all other security measures and devices used or necessary in connection therewith. The Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any Law now existing or hereafter enacted.

(b) The Agent shall give the applicable Grantors ten (10) calendar days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral.

Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at Law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

(c) To the extent that Applicable Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent: (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment; (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 4.01(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 4.01(c). Without limitation upon the foregoing, nothing contained in this Section 4.01(c) shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 4.01(c).

(d) Each Grantor irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) upon the occurrence and during the continuance of an Event of Default (provided that the Agent shall provide the applicable Grantor with written notice thereof prior to, to the extent reasonably practicable, or otherwise promptly after, exercising such rights), for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 5.5 of the Credit Agreement or to pay any premium in whole or in part relating thereto. All reasonable sums disbursed by the Agent in connection with this paragraph, including reasonable and documented out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, in accordance with Section 9.3 of the Credit Agreement, by the Grantors to the Agent and shall be additional Secured Obligations secured hereby. Nothing contained in the forgoing paragraph shall obligate the Agent to take any action or do anything and the Agent shall not have any liability to any Grantor for refraining from or failing to take any action hereunder as agent (and attorney-in-fact).

Section 4.02. Application of Proceeds. The Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 7.2 of the Credit Agreement.

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

The Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error).

Section 4.03. Grant of License to Use Intellectual Property. For the exclusive purpose of enabling the Agent to exercise rights and remedies under this Agreement at such time as the Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Agent a non-exclusive, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Agent to use such licenses, sublicenses and other rights, and (to the extent permitted by the terms of such licenses and sublicenses) all licenses and sublicenses granted thereunder, shall expire immediately upon the termination, waiver or cure of all Events of Default and written notice by the Borrower to the Agent thereof and shall be exercised by the Agent solely during the continuance of an Event of Default. For the avoidance of doubt, the use of such license by the Agent may be exercised, at the option of the Agent, only upon the occurrence of and during the continuation of an Event of Default and until such time as the Agent has received written notice from the Borrower of the termination or cure of such Event of Default.

Article V

Subordination

Section 5.01. Subordination. Upon payment by any Grantor of any Secured Obligations, all rights of such Grantor against the Borrower or any other Grantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Secured Obligations (other than contingent indemnity obligations for then unasserted claims) and the termination of all Commitments to any Loan Party under any Loan Document. If any amount shall erroneously be paid to the Borrower or any other Grantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower or any other Grantor, such amount shall be held in trust for the benefit of the Secured Parties and shall promptly be paid to the Agent to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Grantor shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Secured Obligations (an “Accommodation Payment”), then the Grantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Grantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Grantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Grantors. As of any date of determination, the “Allocable Amount” of each Grantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Grantor hereunder and under the Credit Agreement without (a) rendering such Grantor “insolvent” within the meaning of Section 101 (32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or the New York Uniform Fraudulent Conveyance Act (N.Y. Debt. & Cred. Law Art. 10 (2014)) , (b) leaving such Grantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or N.Y. Debt. & Cred. Law § 274 (2014), or (c) leaving such Grantor unable to pay its debts as they mature or become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or N.Y. Debt. & Cred. Law § 271 (2014).

Article VI

Miscellaneous

Section 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.1 of the Credit Agreement. All communications and notices hereunder to the Borrower or any other Grantor shall be given to it in care of the Borrower as provided in Section 9.1 of the Credit Agreement.

Section 6.02. Waivers; Amendment.

(a) No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Parties herein provided, and provided under each other Loan Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by Law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Agent to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan, the issuance of a Letter of Credit or the provision of services under Lender Provided Hedging Agreements or Lender Provided Financial Service Products shall not be construed as a waiver of any Default, regardless of whether any Secured Party may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.2 of the Credit Agreement.

Section 6.03. Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Agent shall be entitled to reimbursement of its reasonable and documented out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Section 9.3 of the Credit Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable in accordance with Section 9.3 of the Credit Agreement; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to Section 9.3 of the Credit Agreement.

Section 6.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents, the making of any Loans and issuance of any Letters of Credit and the provision of services under Lender Provided Hedging Agreements or Lender Provided Financial Service Products, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 6.11 below.

Section 6.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such Grantor and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.07. Severability. If any provision of this Agreement (or any part of any such provision) is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions (or the remaining part of any such provision) of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close to that of the illegal, invalid or unenforceable provisions.

Section 6.08. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a) The terms of Sections 9.9 and 9.10 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 6.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.10. Security Interest Absolute. To the extent permitted by Law, all rights of the Agent hereunder, the Security Interest, the grant of a Lien in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional and shall remain in full force and effect irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment, renewal, extension, modification of, or addition or supplement to, or deletion from, or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument or any assignment or transfer thereof, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 6.11. Termination or Release.

(a) Upon Payment in Full of the Obligations, this Agreement, the Security Interest and all other Liens granted hereby shall be automatically released.

(b) Upon (i) any sale or transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or transfer to another Loan Party) or (ii) the effectiveness of any written consent to the release of the Lien granted hereby in any Collateral pursuant to Section 9.2 of the Credit Agreement, the Lien in such Collateral shall be automatically released.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 6.11, the Agent shall execute and deliver to any Grantor, at such Grantor’s reasonable expense, all documents that such Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments; provided that at any time that a Grantor desires that the Agent take any action to acknowledge or evidence any release of Collateral pursuant to the foregoing Section 6.11(b), if reasonably requested by the Agent, such Grantor shall deliver to the Agent (and shall use commercially reasonable efforts to deliver at least two (2) Business Days prior to the date of release (or such shorter period as may be agreed by the Agent)) a certificate signed by a Responsible Officer of such Grantor stating that the release of the respective Collateral is permitted pursuant to such Section 6.11(b). Any execution and delivery of documents by the Agent pursuant to this Section 6.11 shall be without recourse to or warranty by the Agent.

Section 6.12. Additional Grantors. Pursuant to Section 5.9 of the Credit Agreement, certain additional Subsidiaries of the Grantors may be required to enter into this Agreement as Grantors. Upon execution and delivery by the Agent and a Subsidiary of a Security Agreement Supplement, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.13. Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Agent may deem reasonably necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Agent to the applicable Grantor of the Agent’s intent to exercise such rights, with full power of substitution in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences or instruments of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at Law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith, or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction.

Section 6.14. General Authority of the Agent. By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto), subject to the terms of this Agreement, shall be deemed irrevocably (a) to consent to the appointment of the Agent as its agent hereunder and under such other Security Documents, (b) to confirm that the Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (d) to agree to be bound by the terms of this Agreement and any other Security Documents.

Section 6.15. Reasonable Care. The Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Agent accords its own property.

Section 6.16. Delegation; Limitation. The Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

Section 6.17. Reinstatement. The obligations of the Grantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 6.18. Miscellaneous. The Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence, cure or termination of any Event of Default unless and until the Agent shall have received a notice of Event of Default or a notice of the cure or termination of an Event of Default or a notice from the Grantor or the Secured Parties to the Agent in its capacity as Agent indicating that an Event of Default has occurred or has been cured or terminated.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ACME UNITED CORPORATION, as a Grantor

By:____/s/ Paul G. Driscoll_______________

Name: Paul G. Driscoll

Title: Vice President, Chief Financial Officer,

Secretary and Treasurer

[Signature Page to Security Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent

By:____/s/ James Cochran______________

Name: James Cochran

Title: Associate

[Signature Page to Security Agreement]

Schedule I

Pledged Equity, Pledged Debt and Commercial Tort Claims

Pledged Equity

Grantor	Issuer	Percentage of Ownership	Percentage of Equity Interests Pledged	Number of Shares/Units Pledged	Certificate Number
ACME UNITED CORPORATION	Acme United Netherlands Coöperatie U.A. (Netherlands)	100%	100%	N/A	N/A

Pledged Debt

Grantor	Debt Description	Borrower of Debt	Balance	Pledged Under Security Agreement
ACME UNITED CORPORATION	600,000 Euros	ACME UNITED EUROPE GmbH	600,000 Euros	Yes
ACME UNITED CORPORATION	US $300,000.00	ACME UNITED EUROPE GmbH	US $300,000.00	Yes

Commercial Tort Claims

None

Schedule 1 - 1

Exhibit I to the
Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

SUPPLEMENT NO. ___ dated as of [ ] [ ], 202[ ], (this “Supplement”) to the Security Agreement, dated as of July 15, 2026, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors identified therein and HSBC Bank USA, National Association, as agent for the Secured Parties (together with its successors and assigns, in such capacity, the “Agent”).

A. Reference is made to that certain Credit Agreement, dated as of July 15, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ACME UNITED CORPORATION, a Connecticut corporation (“Borrower”), the Guarantors from time to time party thereto, HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent, an Issuing Bank and Swingline Lender and each lender from time to time party thereto (the “Lenders” and each a “Lender”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement, as applicable.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 6.12 of the Security Agreement provides that certain additional Subsidiaries of the Grantors shall become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Agent, on behalf of the Secured Parties, and the New Grantor agree as follows:

SECTION 1. In accordance with Section 6.12 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct as of such date). In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a Security Interest in and Lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor, authorizes the filing of any UCC financing statements against it in accordance the terms and conditions of the Security Agreement, and consents to each other term

Exhibit I - 1

that is further set forth in the Security Agreement; provided that, this Supplement shall not constitute a grant of a Security Interest or a Lien in any Excluded Assets, but only to the extent and for so long as such asset is and continues to be an Excluded Asset. As of the date hereof, each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

This Supplement shall constitute a Security Document for all purposes under the Credit Agreement and the other Loan Documents.

SECTION 2. The New Grantor represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) applicable Debtor Relief Laws or other laws affecting creditors’ rights generally and by general equity principles of good faith and fair dealing and (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties.

SECTION 3. Section 9.6 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis, and the parties hereto agree to such terms. This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor and the Agent has executed a counterpart hereof.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the information required by Schedule I to the Security Agreement applicable to it, (b) set forth under its signature hereto is the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office and (c) set forth on Schedule II attached hereto is a true and correct schedule of the information required pursuant to Schedules 7(a) and 7(b) of the Perfection Certificate.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS.

The terms of Sections 9.9 and 9.10 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01 of the Security Agreement. Nothing in this SUPPLEMENT will affect the right of any party to this SUPPLEMENT to serve process in any other manner permitted by Law.

(a) ANY PROVISION OF THIS SUPPLEMENT HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE IN ANY JURISDICTION SHALL, AS TO

Exhibit I - 2

SUCH JURISDICTION, BE INEFFECTIVE TO THE EXTENT OF SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY WITHOUT AFFECTING THE VALIDITY, LEGALITY AND ENFORCEABILITY OF THE REMAINING PROVISIONS HEREOF; AND THE INVALIDITY OF A PARTICULAR PROVISION IN A PARTICULAR JURISDICTION SHALL NOT INVALIDATE SUCH PROVISION IN ANY OTHER JURISDICTION.

(b) ALL COMMUNICATIONS AND NOTICES HEREUNDER SHALL BE IN WRITING AND GIVEN AS PROVIDED IN SECTION 6.01 OF THE SECURITY AGREEMENT.

(c) THE NEW GRANTOR AGREES TO REIMBURSE THE AGENT FOR ITS REASONABLE OUT-OF-POCKET EXPENSES IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS SUPPLEMENT, INCLUDING THE REASONABLE FEES, OTHER CHARGES AND DISBURSEMENTS OF COUNSEL FOR THE AGENT TO THE EXTENT REQUIRED BY SECTION 9.3 OF THE CREDIT AGREEMENT.

[SIGNATURE PAGES FOLLOW]

Exhibit I - 3

IN WITNESS WHEREOF, the New Grantor and the Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

Exhibit I - 4

HSBC BANK USA, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

Exhibit I - 5

Schedule I
to the Supplement No __ to the
Security Agreement

Pledged Equity, Pledged Debt and Commercial Tort Claims

1. Pledged Equity:

Grantor	Issuer	Percentage of Ownership	Percentage of Equity Interests Pledged	Number of Shares/Units Pledged	Certificate Number

[List]

2. Pledged Debt:

Grantor	Debt Description	Borrower of Debt	Balance	Pledged Under Security Agreement

[List]

3. Commercial Tort Claims:

[List]

Exhibit I - 6

Exhibit II

Form of Perfection Certificate

[See Attached]

Exhibit II - 1